COEUR REPORTS FOURTH QUARTER AND
YEAR-END 2007 RESULTS

2007 AND RECENT HIGHLIGHTS

•	2007 production of 11.5 million ounces of silver and 92,014 ounces of gold
•	2007 cash costs of $3.97 per ounce of silver
•	3.1 million ounces of quarterly silver production, a 16% increase compared to last quarter
•	Fourth quarter cash costs of $2.73/oz of silver, a 46% reduction from the prior quarter
•	Completed acquisitions of Bolnisi Gold NL and Palmarejo Silver and Gold Corporation
•	Martha mill commissioned with subsequent improvement expected in operating costs
•	San Bartolomé mine in pre-commissioning – more than six million ounces of silver production expected during remainder of 2008
•	Feasibility study for Palmarejo nearing completion; construction activities well underway
•	Operations team substantially bolstered by several new key additions

COEUR D’ALENE, Idaho – February 29, 2008 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) today announced fourth quarter net income of $14.3 million, or $0.05 per share, compared to net income of $23.2 million, or $0.08 per share during the fourth quarter of 2006. For the year ended December 31, 2007, net income totaled $43.9 million, or $0.15 per share, compared to net income of $75.4 million, or $0.28 per share, in 2006(1).

Dennis E. Wheeler, Coeur’s Chairman, President and Chief Executive Officer, commented, “2007 represents one of the most significant years in Coeur’s history. We completed the largest transaction in the silver industry’s history by acquiring Bolnisi Gold and Palmarejo Silver and Gold, which adds the new, transformational Palmarejo silver/gold project to Coeur’s portfolio. Combined with our San Bartolomé pure silver mine in Bolivia which is now nearing production, Coeur provides investors with a silver investment vehicle like no other – a dynamic growth profile in silver production during 2008 and into 2009; substantial reductions in companywide cash costs to an industry-leading level; large, high-quality and well-diversified silver reserves and resources; and a continued commitment to exploration on our large landholdings in many of the world’s most prospective silver regions.”

“Coeur now possesses the largest and highest-quality reserve and resource base in our history. Our focus in 2008 will be to maximize the value of these ounces by achieving full-scale production at San Bartolomé in Bolivia, by applying the Company’s project development expertise to advance Palmarejo towards production in early 2009, and by building on the current momentum in Alaska to move Kensington closer to production.”

Commenting on Coeur’s current operations, Mr. Wheeler said, “At our existing mines, Coeur’s number one priority in 2008 is to get Cerro Bayo back on-track – reducing the mine’s operating costs and increasing its silver and gold production. The performance at Cerro Bayo in 2007 was disappointing. That said, we believe we have the right people and the right plan in place to address the mine’s issues. Our two Australian assets are now both performing very well, generating a significant return on our investments we made there in 2005. Finally, the newly completed mill at Martha will result in an extension to its mine life and reduced costs going forward.”

1     Excludes gain from the sale of Coeur Silver Valley of $11.1 million as well as $2.0 million of income from Coeur Silver Valley prior to the sale.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 1 of 15

“During 2007, Coeur added significantly to its operating team. As Senior Vice President of Operations, Richard Weston now leads a group of new operations Vice Presidents and General Managers who will work tirelessly to maximize the value of all of Coeur’s assets,” Mr. Wheeler added.

Regarding silver prices, Mr. Wheeler said, “We remain bullish on the outlook for silver prices. The overall supply/demand fundamentals appear to remain strong, with investment demand continuing to be a key driver. New uses for silver and overall industrial demand also add to the positive outlook. Although some new supply will come on-stream in 2008, it does not appear that it will be enough to outpace the growth in demand.”

Balance Sheet and Capital Investment Highlights

The Company ended 2007 with $151.7 million in cash, equivalents and short term investments.  Capital expenditures totaled $217.0 million during 2007 and $59.9 million during the fourth quarter.

Overview of Growth Projects

San Bartolomé – Imminent Producer

•	As reported on February 12, the San Bartolomé mine has begun pre-commissioning activities at the site in Potosi, Bolivia. The processing of ore is expected to begin by the end of March. Production and plant utilization will then steadily increase with full plant capacity anticipated to be reached by the end of July.
•	San Bartolomé is expected to produce over six million ounces of silver during 2008. Operating cash costs once the plant reaches full-scale operations in August through the end of the year are expected to be $4.10 per ounce of silver (excluding royalties and production taxes of $2.03 per ounce). The Company anticipates full-year 2009 production from San Bartolomé to be approximately nine million ounces of silver.
•	San Bartolomé currently has 153.0 million ounces of silver mineral reserves and 34.5 million ounces of additional indicated mineral resource, which is expected to provide sufficient ounces to support an estimated mine life of 14 years.
•	Capital expenditure in 2008 necessary to complete San Bartolomé are expected to total $100 million.
•	The Company has announced the appointment of Rick Irvine as Vice President and General Manager of San Bartolomé. Rick is a mining engineer with 17 years of mining experience in Canada, Argentina, Chile, Honduras, Nicaragua, and Bolivia.

Palmarejo – Coeur’s Next Major Producer

•	Coeur completed the acquisitions of Bolnisi Gold NL and Palmarejo Silver and Gold Corporation on December 21, 2007.

•	Capital costs to achieve commercial production at Palmarejo are estimated to total approximately $225 million.
•	Construction activities are well underway with approximately 100 operating personnel and 300 construction workers now on-site.
•	Design and engineering is complete.
°	Mine planning is well advanced.
°	Alternative tailings dam design is well advanced.
°	Relocation of surface facilities to upper plant site is complete.
°	Developing new resource at Guadalupe is underway.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 2 of 15

•	Internal feasibility study expected is to be completed in second quarter, with subsequent third party review planned.
•	Earlier this year, the Company announced the appointment of Stuart Mathews as Vice President and General Manager of Palmarejo. Stuart has more than twenty years of experience in mine development and operations.

Mineral Resources
		Short Tons	Grade (ounces/ton)		Contained Ounces (000s)
		(000s)	Gold	Silver	Gold	Silver
Measured	Palmarejo	5,622	0.07	5.78	367	32,520
Indicated	Palmarejo	9,700	0.06	5.40	571	52,390
	Guadalupe	783	0.06	4.84	49	3,790
Measured plus Indicated		16,105	0.06	5.51	987	88,700
Inferred	Palmarejo	4,960	0.04	4.49	203	22,290
	Guadalupe	8,818	0.04	3.98	345	35,120
	La Patria	3,968	0.04	1.02	171	4,030
	Subtotal	17,746	0.04	3.46	719	61,440

0.023 ounces per ton Au equivalent cut-off grade for Palmarejo and La Patria deposits and the Guadalupe deposit above 150 meters depth. A cut-off grade of 0.073 (2.5 grams per tonne) applied to Guadalupe below 150 meters depth.

Kensington – Major Milestones Achieved in 2007

•	Coeur announced in its third quarter 2007 results that Kensington’s mill, related surface facilities and the two-and-a-half mile tunnel connecting Kensington and the Jualin properties are now 100% complete. The remaining major item to be constructed is the tailings disposal facility.
•	During the fourth quarter, the Mayor of Juneau announced that the Conservation Groups and Coeur Alaska asked the U.S. Forest Service to examine the use of an alternative site for disposal of the mine’s tailings using paste technology. In January of 2008, Coeur Alaska submitted a modified plan of operation to the U.S. Forest Service for its approval which included input from the Conservation Groups. Coeur expects this submission to pave the way for final permit applications, review and approval so that construction of the tailings disposal facility can begin.
•	The Company has announced the promotion of Tom Henderson to Vice President and General Manager for Coeur Alaska. Tom has a total of 29 years of large-scale underground mining operations experience.
•	The State of Alaska and Coeur Alaska are appealing a Ninth Circuit ruling which invalidated a permit for tailings disposal at Kensington. The Petitions for Certiorari to the U.S. Supreme Court are now pending.
•	Once in production, the Kensington Mine is expected to produce 140,000 ounces of gold per year in its initial years. Kensington has an initial mine life of ten years based on current proven and probable gold mineral reserves of 1.4 million ounces.

Overview of Operations

Rochester

•	Rochester produced 1.1 million ounces of silver and 9,728 ounces of gold during the fourth quarter and 4.6 million ounces of silver and 50,400 ounces of gold during 2007. Cash costs during the fourth quarter were negative ($2.49) per ounce of silver and $1.52 per ounce of silver for the entire year. In 2008, Coeur expects Rochester to produce approximately 1.3 million ounces of silver and 24,500 ounces of gold at cash costs similar to those experienced during the fourth quarter of 2007.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 3 of 15

•	As scheduled, mining activities at Rochester ceased in August 2007 as the mine entered its residual leaching phase, which is expected to continue through 2011. Cash costs are expected to remain low due to this transition to processing-only operations.
•	Coeur is pursuing a sale of this wholly owned subsidiary and expects the process to be completed by the end of the second quarter.
•	New silver, gold and base metal mineralization discovered during the fourth quarter of 2007.

Martha

•	Commissioning of a new 240 tonne per day flotation mill is nearly completed and will accommodate annual silver production of as much as three million ounces of silver. Previously, Martha’s ore was trucked to Cerro Bayo in Chile for processing. With the commissioning of this new mill, these transportation costs will be eliminated. In addition, the mine’s cut-off grade will now be reduced, allowing the overall mine life to be extended due to the inclusion of additional reserves into the operation’s mine plan. The Company is projecting 2008 production to exceed 3.0 million ounces of silver at cash costs of under $5.00 per ounce.
•	Martha produced 772,000 ounces of silver during the fourth quarter and 2.7 million ounces of silver during the full-year of 2007. Cash costs during the fourth quarter were $6.10 per ounce of silver and $6.27 per ounce of silver for the entire year.
•	Fourth quarter cash costs were 26.8% lower than last quarter’s cash costs due to a 38.4% increase in grade. Compared to last year’s fourth quarter, cash costs were 4% higher.
•	As of December 31, 2007, Martha’s proven and probable silver mineral reserves totaled 8.3 million ounces.

Cerro Bayo

•	Cerro Bayo produced 564,175 ounces of silver and 10,600 ounces of gold during the fourth quarter and 1.7 million ounces of silver and 37,500 ounces of gold during 2007. Cash costs during the fourth quarter were $7.75 per ounce of silver and $8.22 per ounce of silver for the entire year.
•	Don Gray was appointed Vice President and General Manager of Compania Minera Cerro Bayo, Coeur’s wholly owned subsidiary that owns and operates the Cerro Bayo Mine. Don has an engineering mining degree from the University of Idaho and a master’s degree in civil engineering from Massachusetts Institute of Technology, with more than 27 years of operational and developmental mining experience.
•	The Company has implemented a recovery plan which includes improvement in mining methods and productivity, an organizational restructuring, reduced workforce, and a cost improvement program. During 2008, Cerro Bayo is expected to demonstrate improved performance each quarter, particularly the third and fourth quarters. The Company anticipates 2008 production to be 2.5 million ounces of silver and 40,000 ounces of gold at cash costs of $3.14 per ounce of silver.
•	As of December 31, 2007, Cerro Bayo contained 7.2 million ounces of proven and probable silver mineral reserves and 112,000 ounces of proven and probable gold reserves.

Broken Hill

•	Coeur acquired the silver contained at the Broken Hill Mine located in New South Wales, Australia in September of 2005 for $36.9 million.
•	As of December 31, 2007, Coeur has recouped 86% of its original 2005 investment.
•	Broken Hill produced 436,000 ounces of silver during the fourth quarter and 1.6 million ounces of silver during 2007 on Coeur’s behalf.
•	Cash costs remained low and relatively fixed due to the nature of the agreement with Perilya, with fourth quarter cash costs of $3.26 per ounce of silver and full-year cash costs of $3.18 per ounce of silver.
•	Coeur expects 2008 production from Broken Hill of approximately 2.1 million ounces at cash costs of approximately $3.71 per ounce of silver.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 4 of 15

•	As of December 31, 2007, Broken Hill’s proven and probable silver mineral reserves totaled 17.9 million ounces.

Endeavor

•	Coeur acquired the silver contained at the Endeavor Mine located in New South Wales, Australia in May 2005 for $38.5 million with $15.4 million payable at closing. To date, Coeur has recouped 59% of this initial investment.
•	The mine has now returned to normal operations after the stope-cave in during 4th quarter of 2006.
•	During the fourth quarter, Endeavor produced a record 316,000 ounces of silver for Coeur – 84% higher than the third quarter and 76% higher than last year’s fourth quarter. For the full-year, silver production totaled 772,600 ounces, which was 60% higher than 2006 full-year production.
•	Cash costs during the fourth quarter were $2.33 per ounce of silver and were $2.67 per ounce of silver for the full-year. These fourth quarter cash costs are 33% lower than last year’s fourth quarter cash costs and are the result of a 142% increase in silver grades.
•	Coeur projects 2008 production from Endeavor of approximately 840,000 ounces of silver at cash costs of approximately $3.62 per ounce of silver.
•	As of December 31, 2007, Endeavor’s proven and probable silver mineral reserves totaled 29.9 million ounces.
•	Coeur also expects to make the second and final payment of $26.3 million to CBH Resources related to the acquisition of the silver at its Endeavor Mine, which was contingent on CBH achieving certain production and operating thresholds that have now been met.

2008 Outlook

Coeur currently expects to produce approximately 16 million ounces of silver in 2008, representing nearly a 40% increase over 2007 silver production levels. The company also expects to produce approximately 68,000 ounces of gold during 2008.

About Coeur

Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. Coeur, which has no silver or gold production hedged, is presently constructing two of the world’s largest silver mines – San Bartolomé in Bolivia and Palmarejo in Mexico; operates two underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project in Alaska and conducts exploration activities in Argentina, Bolivia, Chile, Mexico and Tanzania.  Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.

Investor Contact

Tony Ebersole
Director, Investor Relations North America
208-665-0777

John Blue
Director, Investor Relations Australia and Asia
011-612-9223-5053

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 5 of 15

Cautionary Statement

This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this press release are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information concerning Coeur’s mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

This press release might use the terms “Mineralized Material” or “Measured”, “Indicated” and “Inferred” Mineral Resources. U.S. investors are advised that while such terms are recognized and required by Canadian and Australian regulations, the Securities and Exchange Commission does not recognize them. “Inferred Resources” have a great amount of uncertainty as to their geologic continuity and economic feasibility. Under Canadian rules, estimates of Inferred Resources may not form the basis of a feasibility study. U.S. investors are cautioned not to assume that all or any part of Mineralized Material or Measured, Indicated or Inferred Mineral Resources will ever be converted into reserves. U.S. investors are also cautioned not to assume that all or any part of an Inferred Mineral Resource exists, or is economically mineable.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 6 of 15

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
REVENUES	2007	2006	2007	2006
	(In thousands except per share data)
Sales of metal	$59,931	$67,072	$215,319	$216,573
COSTS AND EXPENSES
Production costs applicable to sales	31,034	28,776	117,025	92,378
Depreciation and depletion	4,315	6,929	20,984	26,772
Administrative and general	7,285	5,707	23,875	19,369
Exploration	3,241	3,000	11,941	9,474
Pre-development	--	--	--	--
Litigation settlements	--	1,022	507	2,365

Total costs and expenses	45,875	45,434	174,332	150,358
Operating income	14,056	21,638	40,987	66,215
OTHER INCOME AND EXPENSE
Interest and other income	5,893	5,721	18,195	18,654
Interest expense, net of capitalized interest	(116)	(104)	(365)	(1,224)

Total other income and expense	5,777	5,617	17,830	17,430
Income from continuing operations before income taxes	19,833	27,255	58,817	83,645
Income tax provision	(5,514)	(4,072)	(14,927)	(8,226)

INCOME FROM CONTINUING OPERATIONS	14,319	23,183	43,890	75,419
Income (loss) from discontinued operations, net of income taxes	--	(33)	--	1,935
Gain on sale of net assets of discontinued operations, net of
income taxes	--	--	--	11,132

NET INCOME	14,319	23,150	43,890	88,486
Other comprehensive income	(204)	230	86	2,391

COMPREHENSIVE INCOME	$14,115	$23,380	$43,976	$90,877

BASIC AND DILUTED INCOME PER SHARE
Basic income per share:
Income from continuing operations	$0.05	$0.08	$0.15	$0.28
Income from discontinued operations	--	--	--	0.05

Net income	$0.05	$0.08	$0.15	$0.33

Diluted income per share:
Income from continuing operations	$0.04	$0.08	$0.14	$0.26
Income from discontinued operations	--	--	--	0.04

Net income	$0.04	$0.08	$0.14	$0.30

Weighted average number of shares of common stock
Basic	310,379	277,582	285,972	271,357
Diluted	335,082	302,242	310,524	296,082

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 7 of 15

Operating Statistics From Continuing Operations

        The following table presents information by mine and consolidated sales information for the three- and twelve-month periods ended December 31, 2007 and 2006:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Rochester
Tons processed	--	2,481,706	5,060,678	10,399,416
Ore grade/Ag oz	--	0.72	0.65	0.74
Ore grade/Au oz	--	0.01	0.01	0.01
Recovery/Ag oz (A)	--	78.8%	141.4%	65.9%
Recovery/Au oz (A)	--	71.8%	167.6%	68.9%
Silver production ounces	1,060,129	1,408,544	4,614,780	5,113,504
Gold production ounces	9,728	15,926	50,408	71,891
Cash cost/oz	$(2.49)	$3.36	$1.52	$2.80
Total cost/oz	$(1.83)	$6.24	$3.82	$5.84
Cerro Bayo
Tons milled	124,066	106,764	387,378	428,346
Ore grade/Ag oz	4.83	6.12	4.68	5.76
Ore grade/Au oz	0.09	0.15	0.11	0.10
Recovery/Ag oz	94.1%	94.8%	94.4%	94.5%
Recovery/Au oz	90.9%	94.5%	92.2%	93.0%
Silver production ounces	564,176	619,906	1,709,830	2,331,060
Gold production ounces	10,604	14,869	37,479	40,923
Cash cost/oz	$7.75	$0.79	$8.22	$3.04
Total cost/oz	$11.28	$3.42	$11.82	$5.46
Martha Mine
Tons milled	9,801	11,076	37,047	35,843
Ore grade/Ag oz	83.17	69.58	78.10	79.93
Ore grade/Au oz	0.13	0.09	0.12	0.10
Recovery/Ag oz	94.8%	94.7%	95.0%	94.7%
Recovery/Au oz	92.4%	94.2%	92.7%	92.5%
Silver production ounces	772,778	729,962	2,748,705	2,712,846
Gold production ounces	1,189	905	4,127	3,440
Cash cost/oz	$6.10	$5.89	$6.27	$4.88
Total cost/oz	$6.64	$6.50	$6.78	$5.36
Endeavor (B)
Tons milled	328,013	309,340	1,146,857	750,115
Ore grade/Ag oz	2.25	0.93	1.40	1.01
Recovery/Ag oz	42.9%	62.9%	48.0%	63.5%
Silver production ounces	316,057	179,972	772,609	481,991
Cash cost/oz	$2.33	$3.46	$2.67	$2.85
Total cost/oz	$3.28	$4.33	$3.65	$3.87
Broken Hill (B)
Tons milled	424,285	566,843	1,646,203	2,288,355
Ore grade/Ag oz	1.22	1.14	1.19	1.28
Recovery/Ag oz	84.3%	77.4%	83.6%	74.2%
Silver production ounces	435,611	501,872	1,642,205	2,174,585
Cash cost/oz	$3.26	$3.16	$3.18	$3.09
Total cost/oz	$5.03	$5.12	$5.04	$5.44
CONSOLIDATED PRODUCTION TOTALS
Silver ounces	3,148,751	3,440,256	11,488,129	12,813,986
Gold ounces	21,521	31,700	92,014	116,254
Cash cost per oz/silver	$2.73	$3.41	$3.97	$3.33
Total cost/oz	$4.06	$5.52	$5.88	$5.53
CONSOLIDATED SALES TOTALS (C)
Silver ounces sold	3,039,715	3,693,538	11,506,560	12,841,634
Gold ounces sold	21,883	34,914	94,284	116,400
Realized price per silver ounce	$14.28	$12.79	$13.59	$12.03
Realized price per gold ounce	$799	$617	$700	$623

(A)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61.5% for silver and 93% for gold. However, ultimate recoveries will not be known until leaching operations cease which is currently expected to continue through 2011. Current recovery may vary significantly from ultimate recovery. In August 2007, mining and crushing activities were terminated as ore reserves were fully mined.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 8 of 15

(B)	The Company acquired its interests in the Endeavor and Broken Hill mines in May 2005 and September 2005, respectively.

(C)	Units sold at realized metal prices will not match reported metal sales due primarily to the effects on revenues of mark-to-market adjustments on embedded derivatives in the Company’s provisionally priced sales contracts.

“Cash Costs per Ounce” are calculated by dividing the cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash costs per ounce as a key indicator of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a US dollar per ounce basis.

“Cash Costs” are costs directly related to the physical activities of producing silver and gold, and include mining, processing and other plant costs, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, accretion, corporate general and administrative expense, exploration, interest, and pre-feasibility costs. Cash costs are calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.

Total cash costs per ounce is a non-GAAP measure and investors are cautioned not to place undue reliance on it and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of “cash costs” to production costs under “Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs” set forth below.

Operating Statistics From Discontinued Operation

        The following table presents information for Coeur Silver Valley which was sold on June 1, 2006:

	Year Ended December 31,
	2006	2005
Silver Valley/Galena
Tons milled	52,876	128,502
Ore grade/Silver oz	15.15	16.53
Recovery/Silver oz	96.0%	97.0%
Silver production ounces	768,674	2,060,338
Cash cost/oz	$9.75	$8.37
Total cost/oz	$10.64	$9.34
Gold production	180	282

        The production figures at the Galena mine reflect the five-month period ending May 31, 2006 and therefore are not comparable to the year ended December 31, 2005. Silver production during the period of Coeur’s ownership of the Galena mine in 2006 amounted to 768,674 ounces. Silver production for the year ended December 31, 2005 was 2,060,338 ounces. Total cash costs per ounce were $9.75 during the five-month period ending May 31, 2006. Total cash costs per ounce were $8.37 for the year ended December 31, 2005, respectively. The lower production and higher costs per ounce for the periods presented are due to lower than expected production grades as mine operations adjusted to changing geologic ground conditions and ultimately the sale of Coeur Silver Valley on June 1, 2006.

Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs

        The tables below present reconciliations between non-GAAP cash costs per ounce to production costs applicable to sales including depreciation, depletion and amortization (GAAP).

        Total cash costs include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining and marketing expense, on-site general and administrative costs, royalties and mining production taxes, net of by-product revenues earned from all metals other than the primary metal produced at each unit. Total cash costs are a performance measure and provide management and investors with an indication of net cash flow, after consideration of the realized price received for production sold. Management also uses this measurement for the comparative monitoring of performance of our mining operations period-to-period from a cash flow perspective. “Total cash costs per ounce” is a measure developed by precious metals companies in an effort to provide a comparable standard, however, there can be no assurance that our reporting of this non-GAAP measure is similar to that reported by other mining companies.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 9 of 15

        Production costs applicable to sales including depreciation, depletion and amortization, is the most comparable financial measure calculated in accordance with GAAP to total cash costs. The sum of the production costs applicable to sales and depreciation, depletion and amortization for our mines as set forth in the tables below is included in our Consolidated Statements of Operations and Comprehensive Income.

THREE MONTHS ENDED DECEMBER 31, 2007 (In thousands except ounces and per ounce costs)
	Rochester	Cerro Bayo	Martha	Endeavor (1)	Broken Hill (1)	Total
Production of silver (ounces)	1,060,129	564,176	772,778	316,057	435,611	3,148,751
Cash Costs per ounce	$(2.49)	$7.75	$6.10	$2.33	$3.26	$2.73

Total Cash Costs (Non-GAAP)	$(2,638)	$4,373	$4,715	$735	$1,420	$8,605
Add/Subtract:
Third Party Smelting Costs	--	(1,251)	(710)	(437)	(556)	(2,954)
By-Product Credit (2)	7,636	8,372	926	--	--	16,934
Other Adjustment	97	--	--	--	--	97
Change in Inventory	12,442	(3,342)	(663)	(183)	96	8,350
Depreciation, depletion and
amortization	703	1,989	417	303	771	4,183

Production costs applicable
to sales, including
depreciation, depletion
and amortization (GAAP)	$18,240	$10,141	$4,685	$418	$1,731	$35,215

YEAR ENDED DECEMBER 31, 2007 (In thousands except ounces and per ounce costs)
	Rochester	Cerro Bayo	Martha	Endeavor (1)	Broken Hill (1)	Total
Production of silver (ounces)	4,614,780	1,709,830	2,748,705	772,609	1,642,205	11,488,129
Cash costs per ounce	$1.52	$8.22	$6.27	$2.67	$3.18	$3.97

Total Cash Costs (Non-GAAP)	$7,035	$14,055	$17,245	$2,064	$5,228	$45,627
Add/Subtract:
Third party smelting costs	--	(3,603)	(2,112)	(1,347)	(2,006)	(9,068)
By-product credit (2)	34,664	26,199	2,889	--	--	63,752
Other adjustment	1,926	--	--	--	--	1,926
Change in inventory	16,738	(1,701)	(146)	(172)	69	14,788
Depreciation, depletion and
amortization	8,697	6,155	1,383	755	3,055	20,045

Production costs applicable
to sales, including
depreciation, depletion
and amortization (GAAP)	$69,060	$41,105	$19,259	$1,300	$6,346	$137,070

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 10 of 15

THREE MONTHS ENDED DECEMBER 31, 2006 (In thousands except ounces and per ounce costs)
	Rochester	Cerro Bayo	Martha	Endeavor (1)	Broken Hill (1)	Total
Production of silver (ounces)	1,408,544	619,906	729,962	179,972	501,872	3,440,256
Cash Costs per ounce	$3.36	$0.79	$5.89	$3.46	$3.16	$3.41

Total Cash Costs (Non-GAAP)	$4,728	$487	$4,301	$623	$1,585	$11,724
Add/Subtract:
Third Party Smelting Costs	--	(1,011)	(521)	(467)	(620)	(2,619)
By-Product Credit (2)	9,798	9,148	556	--	--	19,502
Other Adjustment	484	--	--	--	--	484
Change in Inventory	(832)	1,038	(517)	49	(53)	(315)
Depreciation, depletion and
amortization	4,057	1,633	444	157	984	7,275

Production costs applicable
to sales, including
depreciation, depletion
and amortization (GAAP)	$18,235	$11,295	$4,263	$362	$1,896	$36,051

YEAR ENDED DECEMBER 31, 2006 (In thousands except ounces and per ounce costs)
	Rochester	Cerro Bayo	Martha	Endeavor (1)	Broken Hill (1)	Total
Production of silver (ounces)	5,113,504	2,331,060	2,712,846	481,991	2,174,585	12,813,986
Cash costs per ounce	$2.80	$3.04	$4.88	$2.85	$3.09	$3.33

Total Cash Costs (Non-GAAP)	$14,299	$7,089	$13,240	$1,373	$6,712	$42,713
Add/Subtract:
Third party smelting costs	--	(3,475)	(1,853)	(948)	(2,620)	(8,896)
By-product credit (2)	43,697	24,861	2,079	--	--	70,637
Other adjustment	1,803	--	--	--	--	1,803
Change in inventory	(12,489)	(1,105)	(518)	(39)	272	(13,879)
Depreciation, depletion and
amortization	13,745	5,638	1,297	490	5,120	26,290

Production costs applicable
to sales, including
depreciation, depletion
and amortization (GAAP)	$61,055	$33,008	$14,245	$876	$9,484	$118,668

The following tables present a reconciliation between non-GAAP cash costs per ounce to GAAP production costs applicable to sales reported in Discontinued Operations:

Coeur Silver Valley/Galena	2006 (3)	2005
Production of silver (ounces)	768,674	2,060,338
Cash costs per ounce	$9.75	$8.37

Total Cash Costs (Non-GAAP)	$7,498	$17,248
Add/Subtract:
Third party smelting costs	(1,464)	(3,091)
By-product credit (2)	1,473	2,722
Change in inventory	726	(181)
Depreciation, depletion and
amortization	681	1,996

Production costs applicable to
sales, including depreciation,
depletion and amortization (GAAP)	$8,914	$18,694

(1) The Company’s share of silver production at Endeavor and Broken Hill commenced in May 2005 and September 2005, respectively.
(2) By-product credits are based upon production units and the period’s average metal price for purposes of reporting cash costs per ounce.
(3) Amounts represent five months ended May 31, 2006.

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 11 of 15

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS	(In Thousands)
CURRENT ASSETS
Cash and cash equivalents	$98,671	$270,672
Short-term investments	53,039	70,373
Receivables	56,121	43,233
Ore on leach pad	25,924	31,302
Metal and other inventory	18,918	16,341
Deferred tax assets	3,573	3,629
Prepaid expenses and other	7,821	6,047

	264,067	441,597
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	322,733	132,315
Less accumulated depreciation	(69,937)	(64,206)

	252,796	68,109
MINING PROPERTIES
Operational mining properties	143,324	130,447
Less accumulated depletion	(124,401)	(116,361)

	18,923	14,086
Mineral interests	1,731,715	72,201
Less accumulated depletion	(11,639)	(7,828)

	1,720,076	64,373
Non-producing and development properties	311,469	190,988

	2,050,468	269,447
OTHER ASSETS
Ore on leach pad, non-current portion	24,995	35,367
Restricted cash and cash equivalents	25,760	23,508
Debt issuance costs, net	4,848	5,151
Deferred tax assets	1,109	2,544
Other	27,651	3,903

	84,363	70,473

TOTAL ASSETS	$2,651,694	$849,626

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 12 of 15

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

December 31, 2007 2006 (In thousands, except share data)
	December 31,
	2007	2006
LIABILITIES AND SHAREHOLDERS’ EQUITY	(In thousands, except share data)
CURRENT LIABILITIES
Accounts payable	$49,642	$22,315
Accrued liabilities and other	9,072	10,971
Accrued income taxes	7,547	10,317
Accrued payroll and related benefits	9,342	8,527
Accrued interest payable	1,060	1,031
Current portion of long-term debt and capital lease obligations	30,831	894
Current portion of reclamation and mine closure	4,183	4,460

	111,677	58,515
LONG-TERM LIABILITIES
1 1/4% Convertible Senior Notes due January 2024	180,000	180,000
Reclamation and mine closure	30,629	27,226
Deferred income taxes	573,681	272
Obligations under capital leases	23,661	--
Other long-term liabilities	4,679	2,619

	812,650	210,117
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common Stock, par value $1.00 per share; authorized 750,000,000 shares in 2007 and 500,000,000 in 2006, issued 551,512,230 and
279,054,344 shares in 2007 and 2006 (1,059,211 shares held in
treasury)	551,512	279,054
Additional paid-in capital	1,607,737	777,798
Accumulated deficit	(419,331)	(463,221)
Shares held in treasury	(13,190)	(13,190)
Accumulated other comprehensive income	639	553

	1,727,367	580,994

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,651,694	$849,626

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 13 of 15

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,890	$88,486	$10,551
Add (deduct) non-cash items:
Depreciation and depletion	20,984	26,772	18,889
Deferred taxes	2,154	(2,902)	1,629
Unrealized (gain) loss on embedded derivatives	(1,462)	1,166	(2,052)
Share-based compensation	3,448	2,218	1,237
Amortization of debt issuance costs	303	303	303
Amortization of premium and/or discount on short-term
investments, net	(6)	24	790
Gain on asset retirement obligation	(871)	(41)	(215)
Gain on foreign currency transactions	(433)	(147)	170
(Gain) loss of sales of assets	(1,947)	(237)	90
Other non-cash charges	616	112	205
Changes in operating assets and liabilities:
Receivables	(24,021)	(14,781)	(19,571)
Prepaid expenses and other	(4,065)	(599)	(183)
Inventories	13,172	(15,555)	(8,308)
Accounts payable and accrued liabilities	(11,705)	17,686	2,349
Discontinued operations	--	(11,275)	792

CASH PROVIDED BY OPERATING ACTIVITIES	40,057	91,230	6,676

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(167,346)	(317,743)	(212,252)
Proceeds from sales of short-term investments	183,121	430,292	277,021
Capital expenditures	(216,978)	(147,998)	(113,290)
Merger related costs	(13,727)	--	--
Proceeds from sale of assets	3,270	314	289
Other	187	(642)	(186)
Discontinued operations	--	15,446	(3,346)

CASH USED IN INVESTING ACTIVITIES	(211,473)	(20,331)	(51,764)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	1,698	--	--
Repayment of long-term debt and capital leases	(1,360)	(1,448)	(685)
Proceeds from issuance of common stock	--	154,560	36,493
Payments of common stock issuance costs	(726)	(8,329)	(557)
Other	(197)	94	(485)

CASH USED PROVIDED BY FINANCING ACTIVITIES:	(585)	144,877	34,766

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(172,001)	215,776	(10,322)
Cash and cash equivalents at beginning of period	270,672	54,896	65,218

Cash and cash equivalents at end of period	$98,671	$270,672	$54,896

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	$2,283	$2,334	$2,280
Income taxes	$11,994	$814	--

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 14 of 15

YEAR-END 2007 Mineral Reserves
		Short Tons (m)	Average Grade (oz/t)		Contained Ounces (m)
			Au	Ag	Au	Ag
Cerro Bayo
	Proven	0.440	0.153	9.73	0.067	4.280
	Probable	0.342	0.130	8.65	0.045	2.954

	Total	0.782	0.143	9.26	0.112	7.234
Martha
	Proven	0.055	0.074	52.95	0.004	2.924
	Probable	0.099	0.066	54.55	0.007	5.369

	Total	0.154	0.069	53.97	0.011	8.293
San Bartolomé
	Proven
	Probable	42.043		3.64		153.003

	Total	42.043		3.64		153.003
Broken Hill
	Proven	8.021		1.59		12.727
	Probable	4.373		1.19		5.204

	Total	12.394		1.45		17.931
Endeavor
	Proven	8.818		1.52		13.375
	Probable	10.913		1.52		16.551

	Total	19.731		1.52		29.926
Kensington
	Proven	0.021	0.225		0.005
	Probable	4.398	0.306		1.347

	Total	4.419	0.306		1.352
Rochester
	Proven	0.000			0.000	0.000
	Probable	0.000			0.000	0.000

	Total	0.000			0.000	0.000
Palmarejo
	Proven	0.000			0.000	0.000
	Probable	0.000			0.000	0.000

	Total	0.000			0.000	0.000
All Properties
	Proven	17.355			0.076	33.306
	Probable	62.168			1.399	183.081

	Total	79.523			1.475	216.387

Metal prices used were:

$600/Au ounce and $11/Ag ounce at Cerro Bayo, Martha, San Bartolomé, Rochester $550/Au ounce for Kensington $13.5/Ag Ounce for Broken Hill, $15.00/Ag ounce for Endeavor

Fourth Quarter and Year-End 2007 Results (Febraury 29, 2008)	Page 15 of 15